Exhibit 1.1

CAPITAL ONE MULTI-ASSET EXECUTION TRUST

(Issuer)

CAPITAL ONE FUNDING, LLC

(Transferor)

CAPITAL ONE BANK (USA), NATIONAL ASSOCIATION

(Seller and Servicer)

UNDERWRITING AGREEMENT

August 18, 2015

Credit Suisse Securities (USA) LLC

as Underwriter and as a Representative

of the Underwriters named in Schedule I to this Agreement

Eleven Madison Avenue

New York, New York 10010

Wells Fargo Securities, LLC

as Underwriter and as a Representative

of the Underwriters named in Schedule I to this Agreement

550 South Tryon Street

Charlotte, North Carolina 28202

Ladies and Gentlemen:

Section 1. Introductory. Capital One Multi-asset Execution Trust, a Delaware statutory trust (the “Issuer”), and Capital One Funding, LLC, a Virginia limited liability company (the “Company”), as beneficiary (the “Beneficiary”) of the Issuer, propose to sell the notes of the series, classes and tranches designated in the applicable Terms Agreement (as hereinafter defined) (the “Notes”). The Notes will be issued pursuant to the Indenture, dated as of October 9, 2002, as amended and restated as of January 13, 2006, and as amended by the First Amendment thereto, dated as of March 1, 2008, as supplemented by the Asset Pool Supplement, the Indenture Supplement and the Terms Document, each having the date stated in the applicable Terms Agreement (as so supplemented and as otherwise modified or amended from time to time, the “Indenture”), between the Issuer and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (in such capacity, the “Indenture Trustee”). The Issuer is operated pursuant to a Second Amended and Restated Trust Agreement, dated as of January 13, 2006 (as modified or amended from time to time, the “Trust Agreement”), between the Company, as Beneficiary and as transferor (in such capacity, the “Transferor”), and Deutsche Bank Trust Company Delaware, a Delaware banking corporation, as owner trustee (the “Owner Trustee”). The Notes will be secured by certain assets of the Issuer, including the Collateral Certificate referred to below (collectively, the “Collateral”).

Capital One Bank (USA), National Association, a national banking association (the “Bank” and the “Seller”), has entered into the Amended and Restated Receivables Purchase Agreement, dated as of July 1, 2007, and as amended by the First Amendment thereto, dated as of March 1, 2008 (the “Receivables Purchase Agreement”) with the Company under which the Bank will sell receivables (the “Receivables”) generated from time to time in certain designated consumer and small business revolving credit card accounts (the “Accounts”), collections thereon and certain related property to the Company. The Company has conveyed the Receivables, collections thereon and certain related property to the Capital One Master Trust (the “Master Trust”) pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of September 30, 1993, as amended and restated as of August 1, 2002, January 13, 2006 and July 1, 2007, as amended by the First Amendment thereto, dated as of March 1, 2008 and as further amended by the Second Amendment thereto, dated as of July 15, 2010 (as so amended and restated and as otherwise modified or amended from time to time, the “Pooling and Servicing Agreement”), as supplemented by the Series 2002-CC Supplement (the “Series Supplement”), dated as of October 9, 2002, as amended by the First Amendment thereto, dated as of March 1, 2008, among the Company, as Transferor (as defined in the Pooling and Servicing Agreement), the Bank, as servicer (the “Servicer”), and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (in such capacity, the “Master Trust Trustee”). References herein to the Pooling and Servicing Agreement, unless otherwise specified, shall mean the Pooling and Servicing Agreement as supplemented by the Series Supplement. Pursuant to the Pooling and Servicing Agreement, the Trust Agreement, and the Transfer and Administration Agreement, dated as of October 9, 2002, as amended by the First Amendment thereto, dated as of March 1, 2008 (the “Transfer Agreement”), among the Issuer, the Transferor, the Bank, as administrator, and the Indenture Trustee, the Company has caused the Master Trust to issue to the Issuer a collateral certificate (the “Collateral Certificate”). The Collateral Certificate is a series certificate under the Pooling and Servicing Agreement that represents undivided interests in certain assets of the Master Trust.

The Notes designated in the applicable Terms Agreement will be sold in a public offering by the Issuer through the underwriters listed on Schedule I to the applicable Terms Agreement (any underwriter through which Notes are sold shall be referred to herein as an “Underwriter” or, collectively, all such Underwriters may be referred to as the “Underwriters”), which shall include Credit Suisse Securities (USA) LLC and Wells Fargo Securities LLC, the representatives of such Underwriters (each a “Representative”, and collectively the “Representatives”, which, if the context herein does require, shall include such Representatives in their capacity as Underwriters of any Notes or as Representatives). Notes sold to the Underwriters for which the Representatives are acting as representatives shall be sold pursuant to one or more Terms Agreements, among the Issuer, the Company, the Seller and the Representatives, a form of which is attached hereto as Exhibit A (each, a “Terms Agreement”), each of which incorporates by reference this Underwriting Agreement (the “Agreement,” which shall include the applicable Terms Agreement if the context so requires). To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Indenture or the Pooling and Servicing Agreement. Unless otherwise stated herein or in the applicable Terms Agreement, as the context otherwise requires or if such term is otherwise defined in the Indenture or the Pooling and Servicing Agreement, each capitalized term used or defined herein or in the applicable Terms Agreement shall relate only to the Notes designated in the applicable Terms Agreement and no other series, class or tranches of notes issued by the Issuer. The Receivables Purchase Agreement, this Agreement, the applicable Terms Agreement, the Pooling and Servicing Agreement, the Trust Agreement, the Amended and Restated Limited Liability Company Agreement of the Company dated as of July 31, 2002, as amended by the First Amendment thereto dated as of March 1, 2008 (the “LLC Agreement”), the Transfer Agreement, the Indenture, the Collateral Certificate and the Notes are collectively referred to herein as the “Program Agreements.”

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a shelf registration statement on Form S-3 (Nos. 333-205946, 333-205946-01 and 333-205946-02), including a form of prospectus, relating to the Notes and the Collateral Certificate. The registration statement as amended has been declared effective by the Commission and remains effective as of the date hereof. If any post-effective amendment has been filed with respect thereto, prior to the execution and delivery of the applicable Terms Agreement, such amendment has been declared effective by the Commission. Such registration statement, as amended at the time of effectiveness, including all material incorporated by reference therein and including all information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is referred to in this Agreement as the “Registration Statement.” The Company proposes to file with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) of the rules and regulations of the Commission (the “Rules and Regulations”) under the Act a supplement (the “Prospectus Supplement”) to the prospectus included in the Registration Statement (such prospectus, in the form it appears in the Registration Statement or in the form most recently revised and filed with the Commission pursuant to Rule 424(b), is hereinafter referred to as the “Basic Prospectus”) relating to the Notes and the method of distribution thereof. The Basic Prospectus and the Prospectus Supplement, together with any amendment thereof or supplement thereto, is hereinafter referred to as the “Prospectus.”

Prior to the time the first contract of sale for the Notes designated in the applicable Terms Agreement is entered into, as set forth in the applicable Terms Agreement (the “Time of Sale”), the Company will prepare a Preliminary Prospectus, dated August 18, 2015 (subject to completion) (the “Preliminary Prospectus”). As used herein, “Preliminary Prospectus” means, with respect to any date or time referred to herein, the most recent Preliminary Prospectus (as amended or supplemented, if applicable), which has been prepared and delivered by the Company to the Underwriters in accordance with the provisions hereof.

The Preliminary Prospectus, together with the Registration Statement (including the Prospectus), and the Ratings Issuer Free Writing Prospectus (as defined below, and only when taken together with the Preliminary Prospectus or the Prospectus, as applicable), is hereinafter referred to as the “Disclosure Materials.”

Pursuant to this Agreement and the applicable Terms Agreement, and subject to the terms hereof and thereof, the Company agrees to cause the Issuer to sell to the Underwriters named in such Terms Agreement the Notes identified in such Terms Agreement.

Section 2. Representations and Warranties of the Seller. Upon the execution of the applicable Terms Agreement, the Seller represents and warrants to each Underwriter as of the date hereof and as of the Closing Date (unless otherwise specified) as follows:

(a) The Seller has been duly organized and is validly existing as a national banking association, in good standing under the laws of the United States. The Seller has, in all material respects, full power and authority to own its properties and conduct its business as described in the Disclosure Materials, and to execute, deliver and perform the Receivables Purchase Agreement, the Pooling and Servicing Agreement, this Agreement and the applicable Terms Agreement, and to consummate the transactions contemplated by the Receivables Purchase Agreement, the Pooling and Servicing Agreement, this Agreement and the applicable Terms Agreement, and is duly qualified to do business and is in good standing (or is exempt from such requirements), and has obtained all necessary material licenses and approvals (except with respect to the securities laws of any foreign jurisdiction or the state securities or Blue Sky laws of various jurisdictions), in each jurisdiction in which failure to so qualify or obtain such licenses and approvals (i) would have a material adverse effect on the Seller and its subsidiaries, taken as a whole, or (ii) would have a material adverse effect on the Seller’s ability to consummate the transactions contemplated by the Receivables Purchase Agreement, the Pooling and Servicing Agreement, this Agreement and the applicable Terms Agreement.

(b) The execution, delivery and performance by the Seller of this Agreement, the applicable Terms Agreement, the Receivables Purchase Agreement and the Pooling and Servicing Agreement, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Seller. Neither the execution and delivery by the Seller of such instruments, nor the performance by the Seller of the transactions herein or therein contemplated, nor the compliance by the Seller with the provisions hereof or thereof, will (i) conflict with or result in a breach of any of the material terms and provisions of, or constitute a material default under, any of the provisions of the Articles of Association or By-laws of the Seller, or (ii) conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties, or (iii) conflict with any of the provisions of any material indenture, mortgage, agreement, contract or other instrument to which the Seller is a party or by which it is bound, or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any of the Seller’s property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

(c) The Seller has duly executed and delivered this Agreement and the applicable Terms Agreement.

(d) The Seller has authorized the conveyance of the Receivables and the conveyance of an interest in the Seller’s interest in any related Funds Collateral to the Company under the Receivables Purchase Agreement.

(e) Complete and correct copies of publicly available portions of the Consolidated Reports of Condition and Income of the Bank for the year ended December 31, 2014 and the quarters ended March 31, 2015 and June 30, 2015, as submitted to the Governors of the Federal Reserve System by the Bank, are publicly available through https://cdr.ffiec.gov/public/ManageFacsimiles.aspx. Except as set forth in or contemplated in the Prospectus, there has been no material adverse change in the condition (financial or otherwise) of the Bank since December 31, 2014.

(f) Each of the Pooling and Servicing Agreement and the Receivables Purchase Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights in general and the rights of creditors of national banking associations, as such laws would apply in the event of the insolvency, liquidation or reorganization or other similar occurrence with respect to the Seller or in the event of any moratorium or similar occurrence affecting the Seller and to general principles of equity. All approvals, authorizations, consents, orders or other actions of any court, governmental agency or body or official required in connection with the transfer of the Receivables pursuant to the Receivables Purchase Agreement, have been or will be taken or obtained on or before the Closing Date.

(g) (i) The Master Trust is not now, and following the issuance of the Collateral Certificate, will not be, required to be registered under the Investment Company Act of 1940, as amended (the “1940 Act”). (ii) The Master Trust is not now, and immediately following the issuance of the Notes pursuant to the Indenture will not be, a “covered fund” for purposes of regulations adopted under Section 13 of the Bank Holding Company Act of 1956 (hereinafter referred to as the “Volcker Rule”). In reaching this conclusion, although other statutory or regulatory exclusions or exemptions under the 1940 Act or the Volcker Rule may be available, the Seller has relied on the exclusion from registration set forth in Rule 3a-7 under the 1940 Act.

(h) The representations and warranties of the Seller in the Pooling and Servicing Agreement and the Receivables Purchase Agreement are true and correct in all material respects.

(i) The Seller has provided a written representation to each of the Hired NRSROs (as defined below), which satisfied the requirements of paragraph (a)(3)(iii) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”), as amended (the “17g-5 Representation”). The Seller has complied, and will continue to comply, with the 17g-5 Representation, other than any breach of the 17g-5 Representation that would not have a material adverse effect on the Notes.

(j) Neither the Seller nor any of its affiliates has engaged any third party to provide due diligence services within the meaning of Rule 17g-10(d)(1) under the Exchange Act or obtained any third-party due diligence report within the meaning of Rule 15Ga-2(d) under the Exchange Act with respect to the assets held by the Master Trust or the transactions contemplated by this Agreement or the other Program Agreements.

Section 3. Representations, Warranties and Covenants of the Company. Upon the execution of the applicable Terms Agreement, the Company represents, warrants and covenants to each Underwriter as of the date hereof and as of the Closing Date (unless otherwise specified) as follows:

(a) (i) The Registration Statement, including the Prospectus and such amendments thereto as may have been required to the date hereof, relating to the offering of the Notes has been filed with the Commission (which may have included one or more preliminary prospectuses and prospectus supplements meeting the requirements of Rule 430 of the Act) and the Registration Statement, as amended, has become effective, remains effective and the conditions to the use of such Registration Statement, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement; provided that a supplement to the Prospectus prepared pursuant to Section 7(a) of this Agreement shall be deemed to have supplemented the Prospectus only with respect to the offering of the Notes to which it relates;

(ii) As of the Closing Date, the Disclosure Materials, except with respect to any modification to which the Representatives have agreed in writing, shall be in all substantive respects in the form furnished to the Representatives before such date or, to the extent not completed on such date, shall contain only such specific additional information and other changes (beyond that contained in the latest Disclosure Materials that have previously been furnished to the Representatives) as the Company has advised the Representatives, before such time, will be included or made therein;

(iii) (A) On the effective date of the Registration Statement, the Registration Statement (1) complied in all material respects with the applicable requirements of the Act and the Rules and Regulations and (2) did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) on the Closing Date, the Registration Statement and the Prospectus (1) will comply in all material respects with the applicable requirements of the Act and the Rules and Regulations and (2) will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing does not apply to information contained in or omitted from either of the documents based upon Underwriter Information (as defined below);

(iv) The Preliminary Prospectus, when taken together with the Ratings Issuer Free Writing Prospectus (as defined below), did not, at the Time of Sale, and will not, on the Closing Date, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus); provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with Underwriter Information; and

(v) Other than the Preliminary Prospectus and the Prospectus, the Company (including its co-registrants, agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, other than any issuer free writing prospectus, as defined in Rule 433(h) under the Act, approved in advance by the Underwriters and filed by the Company or any of its co-registrants with the Commission in accordance with Rule 433 under the Act on or about August 18, 2015 (the “Ratings Issuer Free Writing Prospectus”), which discloses the ratings issued on the Notes by the nationally recognized statistical rating organizations hired by the Seller to rate the Notes (the “Hired NRSROs”).

(b) The Company has been duly organized and is validly existing as a Virginia limited liability company under the laws of the Commonwealth of Virginia. The Company has, in all material respects, full power and authority to own its properties and conduct its business as described in the Disclosure Materials, and to execute, deliver and perform the Pooling and Servicing Agreement, the Receivables Purchase Agreement, this Agreement and the applicable Terms Agreement and to authorize the sale of the Notes, and to consummate the transactions contemplated by the Pooling and Servicing Agreement, the Receivables Purchase Agreement, this Agreement and the applicable Terms Agreement, and is duly qualified to do business and is in good standing (or is exempt from such requirements), and has obtained all necessary material licenses and approvals (except with respect to the securities laws of any foreign jurisdiction or the state securities or Blue Sky laws of various jurisdictions), in each jurisdiction in which failure to so qualify or obtain such licenses and approvals (i) would have a material adverse effect on each of the Company and its subsidiaries (if any), taken as a whole, or (ii) would have a material adverse effect on the Company’s ability to consummate the transactions contemplated by the Pooling and Servicing Agreement, the Receivables Purchase Agreement, this Agreement and the applicable Terms Agreement.

(c) The execution, delivery and performance by the Company of the Pooling and Servicing Agreement, the Receivables Purchase Agreement, this

Agreement and the applicable Terms Agreement, and the delivery of the Collateral Certificate and the issuance of the Notes and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary limited liability company action on the part of the Company. Neither the execution and delivery by the Company of such instruments, nor the performance by the Company of the transactions herein or therein contemplated, nor the compliance by the Company with the provisions hereof or thereof, will (i) conflict with or result in a breach of any of the material terms and provisions of, or constitute a material default under, any of the provisions of the limited liability company agreement of the Company, or (ii) conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Company or its properties, or (iii) conflict with any of the provisions of any material indenture, mortgage, agreement, contract or other instrument to which the Company is a party or by which it is bound, or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any of the Company’s property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

(d) The Company has duly executed and delivered this Agreement and the applicable Terms Agreement.

(e) The Collateral Certificate has been duly authorized and when validly issued in accordance with the Pooling and Servicing Agreement, duly authenticated by the Master Trust Trustee and delivered by the Company, as Beneficiary to the Owner Trustee on behalf of the Issuer pursuant to the Trust Agreement, will conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus and will be validly issued and entitled to the benefits and security afforded by the Pooling and Servicing Agreement. Each increase in the Collateral Certificate will have been authorized and effected in accordance with the Pooling and Servicing Agreement as of the applicable settlement date of each Note. When executed and delivered by the parties thereto, each of the Pooling and Servicing Agreement and the Receivables Purchase Agreement will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights in general, as such laws would apply in the event of the insolvency, liquidation or reorganization or other similar occurrence with respect to the Company or in the event of any moratorium or similar occurrence affecting the Company and to general principles of equity. All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the securities laws of any foreign jurisdiction or the state securities or Blue Sky laws of various jurisdictions), required in connection with the valid and proper authorization, issuance and sale of the Notes pursuant to this Agreement and the applicable Terms Agreement, or the issuance and transfer of the Collateral Certificate pursuant to the Pooling and Servicing Agreement, have been or will be taken or obtained on or before the Closing Date.

(f) (i) The Master Trust is not now, and following the issuance of the Collateral Certificate, will not be, required to be registered under the 1940 Act. (ii) The Master Trust is not now, and immediately following the issuance of the Notes pursuant to the Indenture will not be, a “covered fund” for purposes of the Volcker Rule. In reaching this conclusion, although other statutory or regulatory exclusions or exemptions under the 1940 Act or the Volcker Rule may be available, the Company has relied on the exclusion from registration set forth in Rule 3a-7 under the 1940 Act.

(g) Based on information currently available to, and in the reasonable belief of, the Company, the Company is not engaged (whether as defendant or otherwise) in, nor has the Company knowledge of the existence of, or any threat of, any legal, arbitration, administrative or other proceedings the result of which might have a material adverse effect on the Collateral Certificate.

(h) Except for the Underwriters, the Company has employed or retained no broker, finder, commission agent or other person in connection with the sale of the Notes, and neither the Company nor the Issuer are under any obligation to pay any broker’s fee or commission in connection with such sale.

(i) No Pay Out Event or any event which after any applicable grace period will become a Pay Out Event is subsisting in relation to the Collateral Certificate or any other outstanding Certificates and no event has occurred which would constitute (after an issue of the Certificates) a Pay Out Event or any event which after any applicable grace period would become a Pay Out Event.

(j) Based on information currently available to, and in the reasonable belief of, the Company, the Company is not engaged (whether as defendant or otherwise) in, nor has the Company knowledge of the existence of, or any threat of, any legal, arbitration, administrative or other proceedings the result of which might have a material adverse effect on the Noteholders (as defined below).

(k) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance by the Company of this Agreement, the applicable Terms Agreement, the Receivables Purchase Agreement and the Pooling and Servicing Agreement shall have been paid or will be paid by the Company at or before the Closing Date to the extent then due.

(l) As of the Closing Date, the representations and warranties of the Company in the Pooling and Servicing Agreement and the Receivables Purchase Agreement will be true and correct in all material respects.

(m) The Company was not, on the date on which the first bona fide offer of the Notes sold pursuant to the applicable Terms Agreement was made, an “ineligible issuer” as defined in Rule 405 under the Act.

(n) The Company has complied with Rule 193 of the Act in all material respects in connection with the offering of the Notes.

(o) Neither the Company nor any of its affiliates has engaged any third party to provide due diligence services within the meaning of Rule 17g-10(d)(1) under the Exchange Act or obtained any third-party due diligence report within the meaning of Rule 15Ga-2(d) under the Exchange Act with respect to the assets held by the Master Trust or the transactions contemplated by this Agreement or the other Program Agreements.

Section 4. Representations, Warranties and Covenants of the Issuer. Upon the execution of the applicable Terms Agreement, the Issuer represents, warrants and covenants to each Underwriter as of the date hereof and as of the Closing Date (unless otherwise specified) as follows:

(a) (i) The Registration Statement has been filed with the Commission and such Registration Statement, as amended, has become effective, remains effective and the conditions to the use of such Registration Statement, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement;

(ii) As of the Closing Date, the Disclosure Materials, except with respect to any modification to which the Representatives have agreed in writing, shall be in all substantive respects in the form furnished to the Representatives before such date or, to the extent not completed on such date, shall contain only such specific additional information and other changes (beyond that contained in the latest Disclosure Materials that have previously been furnished to the Representatives) as the Issuer has advised the Representatives, before such time, will be included or made therein;

(iii) (A) On the effective date of the Registration Statement, the Registration Statement (1) complied in all material respects with the applicable requirements of the Act and the Rules and Regulations and (2) did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) on the Closing Date, the Registration Statement and the Prospectus (1) will comply in all material respects with the applicable requirements of the Act and the Rules and Regulations and (2) will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(iv) The Preliminary Prospectus, when taken together with the Ratings Issuer Free Writing Prospectus, did not, at the Time of Sale, and will not, on the Closing Date, include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus); provided, however, that the Issuer makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with Underwriter Information; and

(v) Other than the Preliminary Prospectus, the Prospectus and the Ratings Issuer Free Writing Prospectus, the Issuer (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes.

(b) The Issuer has been duly formed and is validly existing as a Delaware statutory trust in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Disclosure Materials and to execute, deliver and perform the Indenture, and to authorize the issuance of the Notes, and to consummate the transactions contemplated by the Indenture and is duly qualified to do business and is in good standing (or is exempt from such requirements), and has obtained all necessary material licenses and approvals (except with respect to the securities laws of any foreign jurisdiction or the state securities or Blue Sky laws of various jurisdictions), in each jurisdiction in which failure to so qualify or obtain such licenses and approvals (i) would have a material adverse effect on each of the Issuer and its subsidiaries (if any), taken as a whole or (ii) would have a material adverse effect on the Issuer’s ability to consummate the transactions contemplated by the Indenture or this Agreement.

(c) The execution, delivery and performance by the Issuer of this Agreement, the applicable Terms Agreement and the Indenture and the issuance of the Notes and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary statutory trust action on the part of the Issuer. Neither the execution and delivery by the Issuer of such instruments, nor the performance by the Issuer of the transactions herein or therein contemplated, nor the compliance by the Issuer with the provisions hereof or thereof, will (i) conflict with or result in a breach of any of the material terms and provisions of, or constitute a material default under, the Trust Agreement, or (ii) conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Issuer or its properties, or (iii) conflict with any of the provisions of any material indenture, mortgage, agreement, contract or other instrument to which the Issuer is a party or by which it is bound, or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any of the Issuer’s property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

(d) The Issuer has duly executed and delivered this Agreement and the applicable Terms Agreement.

(e) The Notes have been duly authorized and when validly issued in accordance with the Indenture, duly authenticated by the Indenture Trustee and delivered by the Owner Trustee on behalf of the Issuer pursuant to the Indenture, will conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus and will be validly issued and entitled to the benefits and security afforded by the Indenture. Each increase in the Collateral Certificate will have been authorized and effected in accordance with the Pooling and Servicing Agreement as of the applicable settlement date of each Note. When executed and delivered by the parties thereto, the Indenture will constitute a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights in general as such laws would apply in the event of the insolvency, liquidation or reorganization or other similar occurrence with respect to the Issuer or in the event of any moratorium or similar occurrence affecting the Issuer and to general principles of equity. All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the securities laws of any foreign jurisdiction or the state securities or Blue Sky laws of various jurisdictions), required in connection with the valid and proper authorization, issuance and sale of the Notes pursuant to this Agreement and the applicable Terms Agreement, or the issuance and transfer of the Collateral Certificate pursuant to the Pooling and Servicing Agreement, have been or will be taken or obtained on or before the Closing Date.

(f) (i) The Issuer is not now, and following the issuance of the Notes, will not be, required to be registered under the 1940 Act. (ii) The Issuer is not now, and immediately following the issuance of the Notes pursuant to the Indenture will not be, a “covered fund” for purposes of the Volcker Rule. In reaching this conclusion, although other statutory or regulatory exclusions or exemptions under the 1940 Act or the Volcker Rule may be available, the Issuer has relied on the exclusion from registration set forth in Rule 3a-7 under the 1940 Act.

(g) Except for the Underwriters, the Issuer has employed or retained no broker, finder, commission agent or other person in connection with the sale of the Notes, and neither the Company nor the Issuer are under any obligation to pay any broker’s fee or commission in connection with such sale.

(h) No Early Redemption Event or Event of Default or any event which after any applicable grace period will become an Early Redemption Event or an Event of Default is subsisting in relation to the Notes or any other outstanding notes and no event has occurred which would constitute (after an issue of notes) an Early Redemption Event or Event of Default or any event which after any applicable grace period would become an Early Redemption Event or an Event of Default.

(i) Based on information currently available to, and in the reasonable belief of, the Issuer, the Issuer is not engaged (whether as defendant or otherwise) in, nor has the Issuer knowledge of the existence of, or any threat of, any legal, arbitration, administrative or other proceedings the result of which might have a material adverse effect on the Noteholders.

(j) As of the Closing Date, the representations and warranties of the Issuer in the Indenture will be true and correct in all material respects.

(k) Neither the Issuer nor any of its affiliates has engaged any third party to provide due diligence services within the meaning of Rule 17g-10(d)(1) under the Exchange Act or obtained any third-party due diligence report within the meaning of Rule 15Ga-2(d) under the Exchange Act with respect to the assets held by the Master Trust or the transactions contemplated by this Agreement or the other Program Agreements.

Section 5. Purchase, Sale and Issuance of Notes. Subject to the terms and conditions herein and in the applicable Terms Agreement and in reliance upon the covenants, representations and warranties herein set forth, the Company agrees to cause the Issuer to sell and deliver to the several Underwriters as hereinafter provided, and each Underwriter agrees upon the basis of the representations, warranties and covenants herein contained, severally and not jointly, to purchase the respective initial principal amount of the Notes set forth opposite such Underwriter’s name in the applicable Terms Agreement. Unless otherwise provided in the Terms Agreement, payment for the Notes shall be made to the Company or to its order by wire transfer of same day funds at 10:00 a.m., New York City time, on the Closing Date (as hereinafter defined), or at such other time or place on the same or such other date, not later than the fifth Business Day thereafter, as the Representatives and the Company may agree upon in writing. Unless otherwise provided in the Terms Agreement, payment for the Notes shall be made against delivery to the Representatives, for the respective accounts of the several Underwriters of the Notes, registered in the name of Cede & Co., as nominee of The Depository Trust Company and in such denominations as the Representatives shall request in writing not later than two full Business Days before the Closing Date, with any transfer taxes payable in connection with the transfer to the Underwriters of the Notes duly paid by the Company. The Notes will be made available for inspection by the Underwriters at the location of the Closing (as described in the Terms Agreement) not later than 1:00 p.m., New York City time, on the Business Day before the Closing Date. The time and date of such payment for the applicable Notes are referred to herein as the “Closing Date.” As used herein, the term “Business Day” means any day other than a Saturday or a Sunday or a day on which banks are permitted or required to be closed in New York, New York, Richmond, Virginia or Falls Church, Virginia.

Section 6. Offering by Underwriters.

(a) The Company and the Issuer authorize each Underwriter to take all such action as it may deem advisable in respect of all matters pertaining to sales of the Notes to dealers and to retail purchasers and to member firms and specialists, including the right to make variations in the selling arrangements with respect to such sales. Upon the authorization by the Representatives of the release of the Notes, each Underwriter proposes to offer the Notes for sale upon the terms and conditions set forth in the Prospectus. If the Prospectus specifies an initial public offering price or a method by which the price at which such Notes are to be sold, then after the Notes are released for sale to the public, the Underwriters may vary from time to time the public offering price, selling concessions and reallowances to dealers that are members of the Financial Industry Regulatory Authority, Inc. and other terms of sale hereunder and under such selling arrangements.

(b) Notwithstanding the foregoing, each Underwriter agrees, severally and not jointly, that it will not offer or sell any Notes within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities, bank regulatory or other applicable law.

(c) Notwithstanding the foregoing, each Underwriter agrees, severally and not jointly, that it will not offer or sell any Notes in any country, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities laws of such country, territory or possession.

(d) Each Underwriter agrees, severally and not jointly, that:

(i) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom;

(ii) it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(iii) if specified in the applicable Terms Agreement, after the Closing Date, it will provide the Company with a list of any foreign jurisdictions related to any written confirmations of sale of Notes it has sent.

Further, in relation to each member State of the European Economic Area (each, a “Relevant Member State”) which has implemented Directive 2003/71/EC (the “Prospectus Directive”) each Underwriter has represented and agreed, severally and not jointly, that from and including the date on which the Prospectus Directive is implemented in the Relevant Member State it has not made and will not make an offer of the Notes to the public in any Relevant Member State other than to any legal entity which is a qualified investor as defined in the Prospectus Directive, provided, that no such offer of Notes shall require the Issuer or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive. For the purposes of this provision, (A) the expression “an offer of notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, (B) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and (C) the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

(e) Each Underwriter agrees, severally and not jointly, that on or prior to the Closing Date it has not and it will not provide any Rating Information (as defined below) to a Hired NRSRO or other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), unless a designated representative from the Company participated in or participates in such communication; provided, however, that if an Underwriter received or receives an oral communication from a Hired NRSRO, such Underwriter was and is authorized to inform such Hired NRSRO that it will respond to the oral communication with a designated representative from the Company or refer such Hired NRSRO to the Company, who will respond to the oral communication. For purposes of this paragraph, “Rating Information” means any information provided for the purpose of determining the initial credit rating for the Notes or undertaking credit rating surveillance on the Notes (as contemplated by paragraph (a)(3)(iii)(C) of Rule 17g-5).

(f) Each Underwriter severally and not jointly represents that it has not engaged any third party to provide due diligence services within the meaning of Rule 17g-10(d)(1) under the Exchange Act or obtained any third-party due diligence report within the meaning of Rule 15Ga-2(d) under the Exchange Act with respect to the assets held by the Master Trust or the transactions contemplated by this Agreement or the other Program Agreements.

Section 7. Covenants of the Company and the Issuer. Upon or otherwise in contemplation of the execution of the applicable Terms Agreement, the Company and the Issuer, jointly and severally, covenant and agree with the several Underwriters:

(a) The Company and the Issuer will prepare a Prospectus Supplement setting forth the amount of Notes covered thereby and the terms thereof not otherwise specified in the Prospectus, the price at which the Notes are to be purchased by the Underwriters from the Issuer, the initial public offering price at which the Notes are to be sold, the selling concessions and allowances, if any, and such other information as the Company and the Issuer deem appropriate in connection with the offering of the Notes, but the Company and the Issuer will not file any amendments to the Registration Statement as in effect with respect to the Notes, or any amendments or supplements to the Preliminary Prospectus or the Prospectus, without the Representatives’ prior consent

(which consent shall not be unreasonably withheld or delayed); the Company and the Issuer will immediately advise the Representatives and their counsel (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective, (ii) when any supplement or amendment to the Preliminary Prospectus or the Prospectus has been filed and (iii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Notes, or of any prevention or suspension of the use of the Preliminary Prospectus or the Prospectus, or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or Blue Sky law, as soon as practicable after the Company or the Issuer is advised thereof, and will use its reasonable efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.

(b) If, at any time when a Preliminary Prospectus or a Prospectus relating to the Notes is required to be delivered under the Act (or required to be delivered but for Rule 172 under the Act), any event occurs as a result of which the Preliminary Prospectus or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Preliminary Prospectus or the Prospectus to comply with the Act or the Rules and Regulations, the Company and the Issuer will promptly prepare and (subject to review and no reasonable objection by the Representatives as described in Section 7(a) of this Agreement) file with the Commission, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance; provided, however, that the Representatives’ consent to any amendment shall not constitute a waiver of any of the conditions of Section 8 of this Agreement.

(c) The Company will cause the Issuer to make generally available to the holders of the Notes (the “Noteholders”) (the sole Noteholder being the applicable clearing agency in the case of Book-Entry Notes), in each case as soon as practicable, a statement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission with respect to the Notes.

(d) The Company and the Issuer will furnish to the Representatives an electronic copy of each of the Registration Statement, the Preliminary Prospectus, the Prospectus and any other Disclosure Materials, and all amendments and supplements to such documents, in each case as soon as available.

(e) The Company and the Issuer will assist the Underwriters in arranging for the qualification of the Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate and will continue to assist the Underwriters in maintaining such qualifications in effect so long as required for the distribution; provided, however, that neither the Company nor the Issuer shall be required to qualify to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now not subject to service of process or to file a general consent to service of process in any jurisdiction in which it is now not subject to service of process.

(f) If filing of the Preliminary Prospectus or the Prospectus is required under Rule 424(b) of the Commission, the Company and the Issuer will file the Preliminary Prospectus or the Prospectus, properly completed, and any supplement thereto, pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Representatives of such timely filing. If received in a timely manner in compliance with Section 17(b)(iii) of this Agreement, the Company and the Issuer will file with the Commission any Underwriter Free Writing Prospectus (as defined below) to the extent such filing is required by Rule 433(d) of the Act.

(g) The Company and the Issuer will cause the Indenture to be qualified pursuant to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Section 8. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties on the part of the Company, the Issuer and the Seller herein as of the date hereof and the Closing Date, to the accuracy of the statements of the Company, the Issuer and the Seller made pursuant to the provisions thereof, to the performance by the Company, the Issuer and the Seller in all material respects of their obligations hereunder and to the following additional conditions precedent:

(a) The Representatives shall have received, with respect to the Company, a certificate, dated the Closing Date, of an authorized officer of the Company in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date, (ii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or before the Closing Date, (iii) the Registration Statement has been declared and remains effective, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, and (iv) since the Time of Sale, there has been no material adverse change in the condition (financial or otherwise) of the Company’s business, except as set forth in or contemplated in the Preliminary Prospectus (references to the Preliminary Prospectus in this clause include any supplements thereto).

(b) The Representatives shall have received, with respect to the Seller, a certificate, dated the Closing Date, of an authorized officer of the Seller in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date, (ii) the Seller has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or before the Closing Date, and (iii) since the Time of Sale, there has been no material adverse change in the condition (financial or otherwise) of the Seller’s credit card business, except as set forth in or contemplated in the Preliminary Prospectus (references to the Preliminary Prospectus in this clause include any amendments and supplements thereto).

(c) The Representatives shall have received an opinion of the general counsel, chief counsel for transactions, or senior associate general counsel of Capital One Bank (USA), National Association, or such other legal counsel that Capital One Bank (USA), National Association may choose (provided that such legal counsel is acceptable to the Representatives), dated the Closing Date, in form and substance satisfactory to the Representatives and their counsel, to the effect that:

(i) Capital One Bank (USA), National Association is a national banking association under the laws of the United States, and the Bank has, in all material respects, the power to own its assets and operate its business as described in the Disclosure Materials, and the Bank had at all relevant times and now has, the power to acquire, own and service the Receivables.

(ii) The Seller has the power to execute and deliver each of the Program Agreements to which it is a party, and to consummate the transactions set forth herein and therein.

(iii) Each of the Program Agreements to which the Seller is a party has been duly authorized by all necessary action on the part of the Seller and has been duly executed and delivered by the Seller.

(iv) Each of the Program Agreements to which the Company is a party has been duly authorized by all necessary limited liability company action on the part of the Company and has been duly executed and delivered by the Company and when the Collateral Certificate has been authenticated and delivered in accordance with the terms of the Pooling and Servicing Agreement, the Collateral Certificate will be duly and validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement.

(v) No consent, approval, authorization or order of, or filing with, any United States governmental agency or authority or any United States federal court is required on the part of the Seller under United States federal law for the consummation of the transactions set forth in the Program Agreements to which it is a party, except such as have been obtained or made and such as may be required under state securities or Blue Sky laws except for such filings as may be required to perfect the security interest in the Receivables pursuant to the Receivables Purchase Agreement or the Pooling and Servicing Agreement.

(vi) No consent, approval, authorization or order of, or filing with, any United States governmental agency or authority or any United States federal court is required on the part of the Company under United States federal law for the consummation of the transactions set forth in the Program Agreements to which it is a party, except such as have been obtained or made and such as may be required under state securities or Blue Sky laws and except for such filings as may be required to perfect the security interest in the Receivables pursuant to the Pooling and Servicing Agreement or the Collateral pursuant to the Indenture.

(vii) Neither the execution and delivery by each of the Seller and the Company, as applicable, of the Program Agreements to which it is a party, or the performance by each of the Seller and the Company of its obligations thereunder, nor the transfer by the Seller of the Receivables and its interest in any related Funds Collateral to the Company or the transfer by the Company of the Receivables and its interest in any related Funds Collateral to the Issuer, result in a material violation of any of the terms of (i) the applicable organizational documents of the Bank or the Company, each as amended, or (ii) any rule, order (known to us), statute or regulation, to the extent the foregoing relate to United States federal law, of any United States court, regulatory body, or administrative or governmental agency having jurisdiction over the Seller or the Company, as applicable, or result in a material breach of any of the terms of or constitute a default under the terms of any material indenture or other material agreement or instrument known to us to which the Seller or the Company is a party; provided, however, that no opinion is expressed with respect to any state securities or Blue Sky laws.

(viii) Except as otherwise disclosed in the Preliminary Prospectus or the Registration Statement, to the knowledge of such counsel, there are no actions, proceedings or investigations pending, or threatened in writing, before any court, administrative agency or other tribunal (A) asserting the invalidity of the Program Agreements, (B) seeking to prevent the issuance of the Collateral Certificate or the Notes or the consummation of any of the transactions set forth by the Program Agreements, which if adversely determined would materially and adversely affect the Collateral Certificate or the holders of the Notes, or the validity or enforceability of, the Program Agreements, or (C) seeking adversely to affect the United States federal income tax attributes of the Notes as described in the Preliminary Prospectus or the Prospectus under the headings “Summary of Terms – Federal Income Tax Consequences” and “Federal Income Tax Consequences.”

(d) The Representatives shall have received an opinion or opinions of Chapman and Cutler LLP, special counsel for the Company and the Seller, dated the Closing Date, in form and substance satisfactory to the Representatives and their counsel, to the effect that:

(i) Each of the Pooling and Servicing Agreement and the Receivables Purchase Agreement constitutes the legal, valid and binding obligation of the Company and the Seller under the laws of the State of New York, enforceable against the Company and the Seller in accordance with its terms.

(ii) The sale and delivery of the Notes in the manner contemplated by this Agreement and the Pooling and Servicing Agreement do not require (A) the qualification of the Pooling and Servicing Agreement under the Trust Indenture Act, or (B) the registration of the Master Trust or the Issuer under the 1940 Act. Such opinion shall specify one or more exclusions or exemptions from registration under the 1940 Act (other than Section 3(c)(1) or 3(c)(7) thereof) upon which the Master Trust or the Issuer, as applicable, is relying (although other statutory or regulatory exclusions or exemptions may be available).

(iii) The Indenture has been qualified under the Trust Indenture Act.

(iv) The Collateral Certificate, when executed and authenticated in accordance with the terms of the Pooling and Servicing Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement.

(v) Each of this Agreement, the applicable Terms Agreement, the Receivables Purchase Agreement, the Pooling and Servicing Agreement, the Indenture, the Collateral Certificate and the Notes conform in all material respects to the descriptions thereof contained in the Registration Statement, in the form in which it became effective, and the Prospectus.

(vi) The statements in the Preliminary Prospectus and the Prospectus under the heading “Federal Income Tax Consequences,” as modified and supplemented by the Preliminary Prospectus Supplement and the Prospectus Supplement under the headings “Federal Income Tax Consequences” and “Summary of Terms – Federal Income Tax Consequences” (to the extent relating to federal income tax consequences), to the extent they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects.

(vii) The statements in the Preliminary Prospectus and the Prospectus under the headings “Certain Legal Aspects of the Receivables” and “Benefit Plan Investors,” to the extent they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects.

(viii) To the extent New York law is applicable, the Indenture constitutes the legal, valid and binding obligation of the Issuer under the law of the State of New York, enforceable against the Issuer in accordance with its terms.

(ix) When the Notes have been duly executed and delivered by the Issuer, authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for by the Underwriters pursuant to this Agreement, the holder of record of any Note will be entitled to the benefits afforded by the Indenture, and the Notes will constitute the legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms.

(x) In the event the Federal Deposit Insurance Corporation were to be appointed as conservator or receiver for the Bank pursuant to Section 11(c) of the Federal Deposit Insurance Act, as amended, in a matter properly briefed and presented to a federal court with jurisdiction over such conservatorship or receivership, the court, exercising reasonable judgment after full consideration of all relevant factors in a properly presented and argued case, would hold that the Federal Deposit Insurance Corporation could not (A) reclaim, recover or recharacterize as property of the Bank or the receivership the assets that have been transferred by the Bank to the Company pursuant to the Receivables Purchase Agreement or (B) avoid the Receivables Purchase Agreement.

Such counsel shall also state that they have participated in conferences with representatives of the Seller, the Company and the Issuer and their accountants, and representatives of the Underwriters and their counsel concerning the Registration Statement, the Preliminary Prospectus, the Ratings Issuer Free Writing Prospectus and the Prospectus and have considered the matters required to be stated therein and the matters stated therein, although they are not independently verifying the accuracy, completeness or fairness of such statements (except as stated in paragraphs (vi) and (vii) above). Based upon and subject to the foregoing, nothing has come to such counsel’s attention to cause such counsel to believe that the Registration Statement, when taken together with the Ratings Issuer Free Writing Prospectus (excluding any exhibits filed therewith), at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Preliminary Prospectus, when taken together with the Ratings Issuer Free Writing Prospectus, as of the Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus, when taken together with the Ratings Issuer Free Writing Prospectus, as of its date or as of the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to and does not make any comment in this paragraph with respect to the financial statements, supporting schedules and other financial or statistical information contained in the Registration Statement, the Preliminary Prospectus, when taken together with the Ratings Issuer Free Writing Prospectus or the Prospectus or, in the case of the Preliminary Prospectus, the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus).

In rendering such opinion, counsel may (x) as to matters involving the application of laws other than the laws of any jurisdiction other than New York and the United States of America, assume the conformity of such laws with the laws of New York and (y) rely as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of the Seller and the Company and public officials (references to the Preliminary Prospectus or the Prospectus in this clause include any amendments or supplements thereto).

(e) The Representatives shall have received an opinion or opinions of McGuireWoods LLP, Virginia counsel to the Seller and the Company, dated the Closing Date, in form and substance satisfactory to the Representatives and their counsel:

(i) With respect to the perfection of the Company’s interest in the Receivables, the perfection of the Master Trust Trustee’s interest in the Receivables and the Collateral Certificate and certain other matters relating to any applicable credit enhancement.

(ii) With respect to certain Virginia tax consequences relating to the issuance of the Notes.

(iii) To the effect that the Company is a limited liability company duly organized and in existence under the laws of Virginia and the Company has, in all material respects, the limited liability company power to own its assets and operate its business as described in the Disclosure Materials, and had at all relevant times, and now has, the limited liability company power to acquire and own the Receivables and its interest in any Collateral Certificate transferred or proposed to be transferred to the Issuer as described in the Disclosure Materials.

(iv) To the effect that the Company had at all relevant time, and now has, the limited liability company power to execute, deliver and perform the terms and provisions of each Program Agreement to which it is a party.

(v) To the effect that no consent, approval or authorization of, or filing with, any Virginia governmental agency or authority or any Virginia court is required on the part of the Seller under applicable Virginia law for the due performance by the Seller of any Program Agreement to which it is a party, except for (A) such consents, approvals, authorizations or filings as have been previously obtained or made and (B) such filings as may be necessary to perfect or continue the perfection of the security interest in the Receivables granted pursuant to the Receivables Purchase Agreement.

(vi) To the effect that no consent, approval or authorization of, or filing with, any Virginia governmental agency or authority or any Virginia court is required on the part of the Company under applicable Virginia law for the due performance by the Company of any Program Agreement to which it is a party, except for (A) such consents, approvals, authorizations or filings as have been previously been obtained or made, (B) such filings as may be necessary to perfect or continue the perfection of the security interest in the Receivables granted pursuant to the Pooling and Servicing Agreement and (C) such filings as may be necessary to perfect or continue the perfection of the security interest in the Collateral Certificate granted pursuant to the Transfer Agreement or the Indenture.

(vii) To the effect that neither the execution and delivery by the Seller or the Company, as applicable, of any Program Agreement to which it is a party or the performance by the Seller or the Company of its obligations thereunder, nor the transfer by the Seller of the Receivables and its interest in any related Funds Collateral to the Company or the transfer by the Company of the Receivables and its interest in any related Funds Collateral to the Issuer, violates in any material respect any Virginia statute or regulation that, in each case, is applicable to the Seller or the Company, as applicable.

(f) The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP a favorable opinion dated the Closing Date, with respect to the issuance and sale of the Notes, this Agreement, the Registration Statement, the Preliminary Prospectus, the Prospectus and such other related matters as the Representatives may reasonably require; and the Company, the Seller and the Issuer shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on all such matters.

(g) At the Closing Date, a nationally recognized independent accounting firm reasonably acceptable to the Representatives shall have furnished to the Representatives a letter or letters, dated as of the date of the Preliminary Prospectus and as of the date of the Prospectus Supplement, in form and substance satisfactory to the Representatives and their counsel, confirming that they are certified independent public accountants and stating in effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Master Trust, the Company and the Seller) set forth in the Preliminary Prospectus (or a final draft thereof containing information identical to that in the Preliminary Prospectus) and the Prospectus, as applicable, agrees with the accounting records of the Master Trust, the Company and the Seller, excluding any questions of legal interpretation.

(h) The Representatives shall have received evidence satisfactory to them that, on or before the Closing Date, UCC-1 financing statements have been filed (i) in the offices of the State Corporation Commission of the Commonwealth of Virginia, reflecting the interests of the Master Trust in the Receivables and in the Company’s interest in any related Funds Collateral and the proceeds thereof and (ii) in the offices of the Secretary of State of the State of Delaware, reflecting the interests of the Indenture Trustee in the Collateral and the proceeds thereof.

(i) The Representatives shall have received an opinion of Emmet, Marvin & Martin, LLP, counsel to the Master Trust Trustee, dated the Closing Date, in form and substance satisfactory to the Representatives and their counsel, to the effect that:

(i) The Master Trust Trustee is a banking corporation duly organized and validly existing and in good standing as a banking organization under the laws of the State of New York and has the power and authority to enter into and to perform all actions required of it under the Pooling and Servicing Agreement.

(ii) The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Master Trust Trustee and constitutes a legal, valid and binding obligation of the Master Trust Trustee, enforceable against the Master Trust Trustee in accordance with its terms.

(iii) The Collateral Certificate has been duly authenticated and delivered by the Master Trust Trustee.

(iv) The Master Trust Trustee is duly authorized and empowered to exercise trust powers under the laws of the State of New York.

(v) Neither the authentication and delivery of the Collateral Certificate nor the execution, delivery or performance of the Pooling and Servicing Agreement conflict with, result in a breach or violation of, or constitute a default under, any term or provision of the organization certificate or bylaws of the Master Trust Trustee, any term or provision of any agreement, contract, instrument or indenture of any nature whatsoever, known to such counsel, without independent investigation, to which the Master Trust Trustee is a party or by which it is bound, or, to the best of such counsel’s knowledge, without independent investigation, any order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Master Trust Trustee; or result in the creation or imposition of any lien, charge or encumbrance upon the Master Trust established in the Pooling and Servicing Agreement, or upon the Collateral Certificate.

(vi) [Reserved].

(vii) The execution, delivery and performance by the Master Trust Trustee of the Pooling and Servicing Agreement will not violate any provisions of any law or regulation governing the banking and trust powers of the Master Trust Trustee. Such execution, delivery and performance will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency having jurisdiction over and regulating the activities of the Master Trust Trustee.

(j) The Representatives shall have received an opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Issuer, and/or Chapman and Cutler LLP, special counsel for the Issuer, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance satisfactory to the Representatives and their counsel, with respect to the grant of the Collateral Certificate and the proceeds thereof to the Indenture Trustee for the benefit of the Noteholders and with respect to the perfection of the Indenture Trustee’s interest in the Collateral, including the Collateral Certificate, and the proceeds thereof.

(k) The Representatives shall have received an opinion of Richards, Layton & Finger, P.A., counsel to the Owner Trustee, subject to customary qualifications, assumptions, limitations and exceptions dated the Closing Date, in form and substance reasonably satisfactory to the Representatives and their counsel, to the effect that:

(i) The Owner Trustee is duly incorporated and validly existing as a banking corporation in good standing under the laws of the State of Delaware.

(ii) The Owner Trustee has power and authority to execute, deliver and perform the Trust Agreement and to consummate the transactions contemplated thereby.

(iii) Neither the execution, delivery and performance by the Owner Trustee of the Trust Agreement, nor the consummation of the transactions by the Owner Trustee contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware or the federal laws of the United States of America governing the trust powers of the Owner Trustee.

(iv) Neither the execution, delivery and performance by the Owner Trustee of the Trust Agreement, nor the consummation of the transactions by the Owner Trustee contemplated thereby, is in violation of the charter or by laws of the Owner Trustee or of any law, governmental rule or regulation of the State of Delaware or federal laws of the United States of America governing the trust powers of the Owner Trustee.

(l) The Representatives shall have received an opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Issuer, subject to customary qualifications, assumptions, limitations and exceptions dated the Closing Date, in form and substance satisfactory to the Representatives and their counsel, substantially to the effect that:

(i) The Issuer has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del.C. § 3801, et seq. (referred to in this subsection as the “Act”).

(ii) The Trust Agreement is a legal, valid and binding obligation of the Owner Trustee and the Beneficiary, enforceable against the Owner Trustee and the Beneficiary, in accordance with its terms.

(iii) The Trust Agreement and the Act authorize the Issuer to execute and deliver the Program Agreements to which the Issuer is a party (collectively referred to as the “Trust Documents”), to issue the Notes and the trust certificate (referred to in this subsection as the “Trust Certificate”) and to grant the Collateral to the Indenture Trustee as security for the Notes.

(iv) Under the Act and the Trust Agreement, upon the execution and delivery of the Trust Documents by the Beneficiary or the Owner Trustee, as applicable, on behalf of the Issuer, the Trust Documents will be duly executed and delivered by the Issuer.

(v) The Issuer has the power and authority, pursuant to the Trust Agreement and the Act, to execute, deliver and perform its obligations under the Trust Documents, the Notes and the Trust Certificate and the execution and delivery of such agreements and obligations have been duly authorized.

(vi) The Trust Certificate has been validly issued and is entitled to the benefits of the Trust Agreement.

(vii) Neither the execution, delivery and performance by the Issuer of the Trust Documents, the Notes or the Trust Certificate, nor the consummation by the Issuer of any of the transactions by the Issuer contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the certificate of trust with the Delaware Secretary of State (which certificate of trust has been duly filed) and the filing of any financing statements with the Delaware Secretary of State in connection with the Trust Documents.

(viii) Neither the execution, delivery and performance by the Issuer of the Trust Documents, nor the consummation by the Issuer of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Issuer.

(ix) Under § 3805(b) of the Act, no creditor of the holder of the Trust Certificate shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Issuer except in accordance with the terms of the Trust Agreement.

(x) Under § 3808(a) and (b) of the Act, the Issuer may not be terminated or revoked by the Beneficiary, and the dissolution, termination or bankruptcy of any holder of the Trust Certificate shall not result in the termination or dissolution of the Issuer, except to the extent otherwise provided in the Trust Agreement.

(xi) The Owner Trustee is not required to hold legal title to the owner trust estate in order for the Issuer to qualify as a statutory trust under the Act.

(xii) There is no stamp, documentary or other excise tax imposed by the State of Delaware upon the perfection of a security interest in the Collateral Certificate.

(xiii) There is no stamp, documentary or other excise tax imposed by the State of Delaware upon the transfer of the Collateral Certificate to or from the Issuer.

(xiv) The corpus of the Issuer is not subject to any personal property or similar ad valorem tax imposed by the State of Delaware.

(xv) The classification of the Issuer for federal income tax purposes, whether as a trust, partnership or association taxable as a corporation, is determinative of the classification of the Issuer for State of Delaware income tax purposes, and, if the Issuer is classified as a partnership for State of Delaware income tax purposes, no State of Delaware income tax is imposed upon the Issuer. For State of Delaware income tax purposes, taxable income would be derived from “federal taxable income,” and for the purpose of ascertaining such taxable income for State of Delaware income tax purposes, the amount of federal taxable income as determined for federal income tax purposes would be determinative, whether such amount of federal taxable income is determined upon a characterization of the transaction as a sale or as a loan.

(xvi) There is no stamp, documentary or other excise tax imposed by the State of Delaware upon the Notes.

(xvii) There is no income tax imposed by New Castle County, Delaware, upon the Issuer and New Castle County, Delaware, is prohibited by Delaware State law from imposing a personal property tax upon or measured by the corpus of the Issuer.

(xviii) The Beneficiary is the sole beneficial owner of the Issuer.

(m) The Representatives shall have received a certificate, dated the Closing Date, of an authorized representative of the Issuer in which such representative, to his or her knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Issuer in this Agreement are true and correct in all material respects on and as of the Closing Date, (ii) the Issuer has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or before the Closing Date, (iii) the representations and warranties of the Issuer in the Indenture are true and correct in all material respects as of the dates specified in the Indenture, (iv) the Registration Statement has become and remains effective, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been issued or are threatened by the Commission and (v) since the Time of Sale, there has been no material adverse change in the condition (financial or otherwise) of the Issuer’s business, except as set forth in or contemplated in the Preliminary Prospectus (references to the Preliminary Prospectus in this clause include any amendments or supplements thereto).

(n) The Representatives shall have received an opinion of Emmet, Marvin & Martin LLP, counsel to the Indenture Trustee, dated the Closing Date, in form and substance satisfactory to the Representatives and their counsel, to the effect that:

(i) The Indenture Trustee is a banking corporation duly organized and validly existing and in good standing as a banking organization under the laws of the State of New York and is authorized and qualified to accept the trusts imposed by the Indenture and to act as Indenture Trustee under the Indenture.

(ii) The Indenture has been duly authorized, executed and delivered by the Indenture Trustee and constitutes a legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms.

(iii) The Indenture Trustee has duly executed and authenticated the Notes on the Closing Date.

(iv) Neither the authentication and delivery of the Notes nor the execution, delivery or performance of the Indenture conflict with, result in a breach or violation of, or constitute a default under, any term or provision of the organization certificate or bylaws of the Indenture Trustee, any term or provision of any agreement, contract, instrument or indenture of any nature whatsoever, known to such counsel, without independent investigation, to which the Indenture Trustee is a party or by which it is bound, or, to the best of such counsel’s knowledge, without independent investigation, any order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Indenture Trustee; or result in the creation or imposition of any lien, charge or encumbrance upon the Collateral or the trust estate established pursuant to the Indenture.

(v) [Reserved].

(vi) The execution, delivery and performance by the Indenture Trustee of the Indenture will not violate any provisions of any law or regulation governing the banking and trust powers of the Indenture Trustee. Such execution, delivery and performance will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency having jurisdiction over and regulating the activities of the Indenture Trustee.

(o) The Ratings Issuer Free Writing Prospectus shall have been filed with the Commission and the Representatives shall have received evidence of ratings letters that are reasonably satisfactory to the Representatives from each Hired NRSRO.

(p) The Representatives shall have received such information, certificates and documents as the Representatives and their counsel may reasonably request.

(q) All actions required to be taken and all filings required to be made by the Company or the Issuer under the Act before the Closing Date for the Notes shall have been duly taken or made; and before the applicable Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Issuer, threatened by the Commission.

(r) The Representatives shall have received a reliance letter with respect to any opinion of counsel that the Company, the Seller or the Issuer are required to deliver to any Hired NRSRO.

If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions or certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all their obligations hereunder may be canceled at, or at any time before, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Issuer and the Company in writing or by telephone or telecopy confirmed in writing.

Section 9. Expenses.

(a) Except as expressly set forth in this Agreement, the Company and the Issuer, jointly and severally, will pay all expenses incidental to the performance of their obligations, or the obligations of the Seller, under this Agreement and will reimburse each Underwriter for any expenses reasonably incurred by it in connection with qualification of the Notes and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate (including reasonable fees and disbursements of their counsel) and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Notes and for expenses incurred in preparing and distributing electronic copies of any Disclosure Materials (including any amendments and supplements thereto) to the Underwriters; provided, however, that each Underwriter will pay all of its own costs and expenses in connection with obtaining one or more printed copies of the Registration Statement, the Preliminary Prospectus or the Prospectus, or any amendments or supplement to such documents from the applicable financial printer (which may include the printing facilities of such Underwriter). Except as specifically provided in this Section and in Section 10 of this Agreement, each Underwriter will pay all of its own costs and expenses (including the fees and disbursements of counsel), transfer taxes on resales of Notes by it and any advertising expenses connected with any offers it may make.

(b) If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 8 of this Agreement is not satisfied or because of any refusal, inability or failure on the part of the Company, the Issuer or the Seller to perform any agreement herein or to comply with any provision hereof other than by reason of a default by any Underwriter or because of any breach of a representation or warranty herein on the part of the Company, the Issuer or the Seller, the Company, the Issuer or the Seller, as applicable, will reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriters in connection with the proposed purchase, sale and offering of the Notes.

Section 10. Indemnification and Contribution.

(a) The Issuer, the Company and the Seller, jointly and severally, will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act and the respective officers, directors and employees of each such person, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Ratings Issuer Free Writing Prospectus (but only when read together with the Preliminary Prospectus or the Prospectus, as applicable), the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such officer, director, employee or controlling person for any legal or other expenses reasonably incurred by each Underwriter and each such officer, director, employee or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Seller, the Company and the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in or omission or alleged omission made in any such documents in reliance upon and in conformity with Underwriter Information. This indemnity agreement will be in addition to any liability which the Issuer, the Company and the Seller may otherwise have.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Issuer, the Company and the Seller against any losses, claims, damages or liabilities to which the Issuer, the Company or the Seller may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based (i) upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer, the Company and the Seller by such Underwriter through the Representatives specifically for use therein and (ii) with regard to any investor with whom an Underwriter enters into a contract of sale for the Notes prior to the filing of the final Prospectus, the failure upon the part of such Underwriter to convey (within the meaning of Rule 159 under the Act) the Preliminary Prospectus to such investor at or prior to the time of the contract of sale for such Notes; provided, however, that to the extent such Preliminary Prospectus or Prospectus, as the case may be, has been amended or supplemented, such indemnity shall not inure to the benefit of the Issuer, the Company or the Seller unless such amendment or supplement shall have been delivered to such Underwriter in a reasonable period of time prior to the time of such contract of sale. Each Underwriter will reimburse any legal or other expenses reasonably incurred by the Issuer, the Company or the Seller, as applicable, in connection with investigating or defending any of the losses, claims, damages, or liabilities (or actions in respect thereof) for which it has agreed to indemnify the Issuer, the Company or the Seller, as applicable, in accordance with the foregoing. The Issuer, the Company and the Seller agree with each Underwriter that the only written information furnished to the Issuer, the Company and the Seller by the Underwriters specifically for use in the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or the Free Writing Prospectus is the information relating to the Underwriters and the underwriting of the Notes under the heading “Underwriting” in the Preliminary Prospectus or the Prospectus (“Underwriter Information”). This indemnity agreement will be in addition to any liability that each Underwriter may otherwise have.

(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Issuer, the Company and the Seller against any losses, claims, damages or liabilities to which the Issuer, the Company or the Seller may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Underwriter Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse any legal or other expenses reasonably incurred by the Issuer, the Company or the Seller in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that no Underwriter will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in any Underwriter Free Writing Prospectus (i) made in reliance upon and in conformity with any written information furnished to the related Underwriter by the Company, the Issuer or the Seller expressly for use therein or (ii) as a result of any inaccurate information (including as a result of any omission therein) in the Preliminary Prospectus, the Prospectus or the Ratings Issuer Free Writing Prospectus (solely when taken together with the Preliminary Prospectus or the Prospectus, as applicable), which information was not corrected by information subsequently provided by the Company, the Issuer or the Seller to the related Underwriter prior to the time of use of such Underwriter Free Writing Prospectus. This indemnity agreement will be in addition to any liability that each Underwriter may otherwise have.

(d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under clause (a), (b) or (c), notify the indemnifying party of the commencement thereof; provided, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 10, except to the extent that it has been materially prejudiced by such failure and, provided further, that the omission and/or delay so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under clause (a), (b) or (c). In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the appointment of satisfactory counsel, including local counsel if applicable, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with defense thereof other than reasonable costs of investigation. If the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel, including local counsel if applicable, to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties at the expense of the indemnifying party, subject to the approval of the indemnifying party (such approval not to be unreasonably withheld). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or admission of, fault, culpability or a failure to act by or on behalf of any such indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(e) If the indemnification provided for in this Section 10 is unavailable or insufficient to hold harmless an indemnified party under this Section 10, then such indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in this Section, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer, the Company and the Seller on the one hand and the relevant Underwriter on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuer, the Company and the Seller on the one hand and the relevant Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer, the Company and the Seller on the one hand and the relevant Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer or the Company bear to the total underwriting discounts and commissions received by the relevant Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, the Company or the Seller or by any Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this clause (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this clause (e). Notwithstanding the provisions of this clause (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by it in connection with such Notes underwritten by it exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of each Underwriter under this Section 10(e) shall be several and not joint.

(f) The obligations of the indemnifying party under this Section 10 shall be in addition to any liability which the indemnifying party may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the indemnified party within the meaning of the Act.

Section 11. Survival of Representations and Obligations. The respective agreements, representations, warranties and other statements made by the Issuer, the Company or the Seller or their respective officers, including any such agreements, representations, warranties and other statements relating to the Master Trust, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Issuer, the Company or the Seller or any of their respective officers or directors or any controlling person, and will survive delivery of and payment of the Notes. The provisions of Section 9 and Section 10 of this Agreement shall survive the termination or cancellation of this Agreement.

Section 12. Notices. All communications hereunder shall be in writing and effective only on receipt, and, if to the Representatives or the Underwriters, will be mailed, delivered or telecopied and confirmed to the address for the Representatives set forth on the first page hereof, and (a) if to the Issuer, will be mailed, delivered or telecopied and confirmed to E.A. Delle Donne Corporate Center, Montgomery Building, 1011 Centre Road, Wilmington, Delaware 19805, (b) if to the Company, will be mailed, delivered or telecopied and confirmed to 140 East Shore Drive, Room 1071-B, Glen Allen, Virginia 23059 or (c) if to the Bank, will be mailed, delivered or telecopied and confirmed to Capital One Bank (USA), National Association, in care of Capital One Services, Inc., 1680 Capital One Drive, McLean, Virginia 22102, attention of General Counsel with a copy to Director of Capital Markets.

Section 13. Applicable Law and Consent to Jurisdiction; Entire Agreement.

(a) This Agreement will be governed by and construed in accordance with the law of the State of New York. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

(a) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK COUNTY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

Section 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 10 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

Section 15. Waivers; Headings. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 16. Termination of the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Notes on the Closing Date shall be terminable by the Representatives by written notice delivered to the Issuer and the Company if at any time on or before the Closing Date (a) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, or there shall have been any setting of minimum prices for trading on such exchange, (b) a general moratorium on commercial banking activities in New York or Virginia shall have been declared by any of Federal, New York state or Virginia state authorities, (c) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the Representatives’ reasonable judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus or (d) any change or any development involving a prospective change, materially and adversely affecting (i) the Trust Assets taken as a whole or (ii) the business or properties of the Issuer, the Company or the Seller occurs, which, in the Representatives’ reasonable judgment, in the case of either clause (i) or (ii), makes it impracticable or inadvisable to market the Notes on the terms and in the manner contemplated in the Prospectus. Upon such notice being given, the parties to this Agreement shall (except for the liability of the Issuer, the Company and the Seller under Section 9 and Section 10 of this Agreement and the liability of each Underwriter under Section 17 of this Agreement) be released and discharged from their respective obligations under this Agreement.

Section 17. Offering Communications.

(a) Other than the Preliminary Prospectus, the Prospectus and the Ratings Issuer Free Writing Prospectus, each Underwriter severally represents, warrants and agrees with the Company, the Issuer and the Seller that it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including, but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act unless such Underwriter has obtained the prior written approval of the Company, the Issuer and the Seller; provided, however, each Underwriter may prepare and convey to one or more of its potential investors one or more “written communications” (as defined in Rule 405 under the Act) containing no more than the following: (i) information contemplated by Rule 134 under the Act and included or to be included in the Preliminary Prospectus or the Prospectus, (ii) information relating to the CUSIPs, yield, benchmark, and trade date of the Notes and (iii) a column or other entry showing the status of the subscriptions for the Notes and/or expected pricing parameters of the Notes (each such written communication, an “Underwriter Free Writing Prospectus”); provided, that no such Underwriter Free Writing Prospectus would be required to be filed with the Commission.

(b) Each Underwriter severally represents, warrants and agrees with the Company, the Issuer and the Seller that:

(i) each Underwriter Free Writing Prospectus prepared by it will not, as of the date such Underwriter Free Writing Prospectus was conveyed or delivered to any prospective purchaser of Notes, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that no Underwriter makes such representation, warranty or agreement to the extent such misstatements or omissions were (i) made in reliance upon and in conformity with any written information furnished to the related Underwriter by the Company, the Issuer or the Seller expressly for use therein or (ii) as a result of any inaccurate information (including as a result of any omission therein) in the Preliminary Prospectus, the Prospectus or the Ratings Issuer Free Writing Prospectus (solely when taken together with the Preliminary Prospectus or the Prospectus, as applicable), which information was not corrected by information subsequently provided by the Company, the Issuer or the Seller to the related Underwriter prior to the time of use of such Underwriter Free Writing Prospectus;

(ii) each Underwriter Free Writing Prospectus prepared by it shall contain a legend substantially in the form of and in compliance with Rule 433(c)(2)(i) of the Act, and shall otherwise conform to any requirements for “free writing prospectuses” under the Act; and

(iii) each Underwriter Free Writing Prospectus prepared by it shall be delivered to the Company, the Issuer and the Seller no later than the Business Day prior to the required filing date.

(c) Each Underwriter severally represents and agrees (i) that it did not enter into any contract of sale for any Notes prior to the Time of Sale and (ii) that it will, at any time that such Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Act) with respect to the Notes, (A) convey to each investor to whom Notes are sold by it during the period prior to the filing of the final Prospectus (as notified to the Underwriters by the Company), at or prior to the applicable time of any such contract of sale with respect to such investor, the Preliminary Prospectus and (B) comply with Rule 173 of the Act, including, but not limited to (I) by delivering to each investor to whom Notes are sold by it no later than two Business Days following the completion of such sale (i.e., the date of settlement), a copy of the final Prospectus or a notice to the effect that such sale was made pursuant to the Registration Statement and (II) if only a notice has been sent pursuant to the foregoing clause (I), by delivering to any investor to whom Notes are sold by it, upon request of such investor, a copy of the final Prospectus.

Section 18. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

Section 19. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Notes set forth opposite their names in the applicable Terms Agreement bears to the aggregate amount of Notes set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that if the aggregate amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Notes set forth in Schedule I to the applicable Terms Agreement, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Underwriters do not purchase all the Notes, this Agreement will terminate without liability to any nondefaulting Underwriter, the Issuer, the Company or the Seller. In the event of a default by any Underwriter as set forth in this Section 19, the Closing Date shall be postponed for such period, as is mutually agreeable to the Issuer, the Company and the Seller and the Representatives (with all parties hereto agreeing that time is of the essence), in order that the required changes in the Registration Statement and the Prospectus (and any supplements thereto) or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuer, the Company and the Seller and any nondefaulting Underwriter for damages occasioned by its default hereunder.

Section 20. Arm’s Length Business Transactions. The Issuer, the Company and the Seller acknowledge and agree that (i) the transaction contemplated by this Agreement is an arm’s-length commercial transaction between the Issuer, the Company and the Seller, on the one hand, and each of the Underwriters, on the other, (ii) in connection therewith with respect to all aspects of the transaction contemplated herein, each Underwriter is acting as a principal and not the agent or fiduciary of the Issuer, the Company and the Seller and the Company and the Seller hereby expressly disclaim any fiduciary relationship with respect thereto, and (iii) none of the Underwriters has assumed an advisory responsibility in favor of the Issuer, the Company or the Seller with respect to the transaction contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Issuer, the Company or the Seller on other matters) or any other obligation to the Issuer, the Company or the Seller except the obligations expressly set forth in this Agreement.

Exhibit 1.1

If you are in agreement with the foregoing, please sign a counterpart hereof and return it to the Company, whereupon this letter and your acceptance shall become a binding agreement among the Issuer, the Company, the Seller and the Underwriters.

Very truly yours,

CAPITAL ONE MULTI-ASSET EXECUTION TRUST, as Issuer

By:	Capital One Funding, LLC, not in its individual capacity but solely as Beneficiary on behalf of the Issuer

By:	/s/ Eric D. Bauder
	Name:	Eric D. Bauder
	Title:	Assistant Vice President

CAPITAL ONE FUNDING, LLC, as Transferor

By:	/s/ Franco E. Harris
	Name:	Franco E. Harris
	Title:	Assistant Vice President

CAPITAL ONE BANK (USA), NATIONAL ASSOCIATION, as Seller

By:	/s/ Daniel H. Rosen
	Name:	Daniel H. Rosen
	Title:	Managing Vice President

Capital One Multi-asset Execution Trust

Card series Class A(2015-6)

Underwriting Agreement

S-1

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC, as Underwriter and as a Representative of the Underwriters named in Schedule I to this Agreement

By:	/s/ Thomas Pai
	Name:	Thomas Pai
	Title:	Director

WELLS FARGO SECURITIES, LLC, as Underwriter and as a Representative of the Underwriters named in Schedule I to this Agreement

By:	/s/ Brian Grushkin
	Name:	Brian Grushkin
	Title:	Vice President

Capital One Multi-asset Execution Trust

Card series Class A(2015-6)

Underwriting Agreement

S-2

Exhibit 1.1

EXHIBIT A

CAPITAL ONE MULTI-ASSET EXECUTION TRUST

SERIES

ASSET BACKED NOTES

TERMS AGREEMENT

Dated:                  , 2015

To:	CAPITAL ONE MULTI-ASSET EXECUTION TRUST

CAPITAL ONE FUNDING, LLC

Re:	Underwriting Agreement dated , 2015

Series Designation: Card series

Registration Statement: Nos. 333-205946, 333-205946-01 and 333-205946-02

Terms of the Notes:

•Initial Principal Amount		•Interest Rate or Formula		•Price to Public (1)
[	]	[	]	[	]

(1)	Plus accrued interest, if any, at the applicable rate from , 2015

Interest Payment Dates:

The [15th day of each [            ] (or, if not a business day, the next succeeding business day),] commencing             ,     2015.

Underwriters:

The Underwriters named on Schedule I attached hereto are the “Underwriters” for the purpose of this Agreement and for the purposes of the above-referenced Underwriting Agreement as such Underwriting Agreement is incorporated herein and made a part hereof.

Owner Trustee:

Indenture Trustee:

Indenture:

Asset Pool Supplement:

Indenture Supplement:

Terms Document:

Pooling and Servicing Agreement:

Purchase Price:

The purchase price payable by the Underwriters for the Notes covered by this Agreement will be     % of the principal amount of Notes to be issued.

Commissions, Concessions and Discounts:

The Underwriters’ discounts and commissions, the concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the Notes, shall be as follows:

Discounts and Commissions		Price Concessions		•Reallowance
[0.%	]	not in excess of [0.%	]	not in excess of [0.%	]

Reimbursement of Expenses:

The Underwriters shall reimburse the Company for an amount not to exceed $         for application towards expenses.

Time of Sale: [    ]:[    ] [    ]m. (Eastern Time (U.S.)) on [            ], 2015 (the time the first contract of sale was entered into as designated by the Representatives).

Closing Date:

Pursuant to Rule 15c6-1(d) under the Securities Exchange Act of 1934, as amended, the Underwriters, the Company and the Issuer hereby agree that the Closing Date shall be                  , 2015, 10:00 a.m., New York City time.

Location of Closing:

Chapman and Cutler LLP

1717 Rhode Island Avenue N.W.

Washington, DC 20036-3026

Payment for the Notes:

Address for Notice to Representatives:

[NAME OF Representative], as a Representative of the Underwriters named in Schedule I hereto [ADDRESS]

Attention:	[ ]
Tel:	[ ]
Fax:	[ ]

[NAME OF Representative], as a Representative of the Underwriters named in Schedule I hereto [ADDRESS]

Attention:	[ ]
Tel:	[ ]
Fax:	[ ]

[NAME OF Representative], as a Representative of the Underwriters named in Schedule I hereto [ADDRESS]

Attention:	[ ]
Tel:	[ ]
Fax:	[ ]

Opinion Modifications:

Underwriters’ Foreign Jurisdiction Distributions:

[Pursuant to Section 6(d)(iii) of the Underwriting Agreement, each Underwriter agrees to provide the Company, after the Closing Date, with a list of any foreign jurisdictions to which that Underwriter delivered a written confirmation in connection with its sale of Notes (it being expressly understood, for the avoidance of doubt, that this provision relates only to the initial distribution of the Notes, and not to secondary market sales).]

The Underwriters agree, severally and not jointly, subject to the terms and provisions of the above-referenced Underwriting Agreement which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of the above-referenced Series of Notes set forth opposite their names on Schedule I hereto.

[NAME OF REPRESENTATIVE], as Representative of the Underwriters named on Schedule I hereto

By:
Name:
Title:

Accepted:
CAPITAL ONE MULTI-ASSET EXECUTION TRUST

By:	Capital One Funding, LLC, not in its individual capacity but solely as Beneficiary on behalf of the Issuer

By:
Name:
Title:

CAPITAL ONE FUNDING, LLC as Transferor

By:
Name:
Title:

CAPITAL ONE BANK (USA), NATIONAL ASSOCIATION as Seller

By:
Name:
Title:

Exhibit 1.1

SCHEDULE I

Card series Class A(2015-6) Notes

Underwriters

[ ]

A-I-1